SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CITIGROUP INC.	CITIGROUP FUNDING INC.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	DELAWARE
(State of Incorporation	(State of Incorporation
or Organization)	or Organization)

52-1568099	42-1658283
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)
399 Park Avenue
New York, New York 10043
(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.      ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-132370; 333-132370-01

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Select EQUity Indexed NoteS (SEQUINSSM) Based Upon the S&P Homebuilders Select Industry Index Due 2008	American Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

Item 1. Description of Registrants’ Securities to be Registered
Item 2. Exhibits
SIGNATURE
INDEX TO EXHIBITS

Item 1. Description of Registrants’ Securities to be Registered.
     For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 8 through 20 of the Registrants’ Prospectus dated March 10, 2006 (Registration Nos. 333-132370; 333-132370-01), as supplemented by the information under the heading “Description of the Notes” on pages S-7 through S-32 of the Registrants’ Prospectus Supplement dated April 13, 2006 and the information under the headings “Summary Information — Q&A,” “Risk Factors Relating to the SEQUINS” and “Description of the SEQUINS” on pages PS-2 through PS-6, PS-7 through PS-10 and PS-11 through PS-18, respectively, of the Registrants’ related preliminary Pricing Supplement, Subject to Completion, dated December 22, 2006, which information is incorporated herein by reference and made part of this registration statement in its entirety. The description of the SEQUINS contained in the final Pricing Supplement, Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the SEQUINS, is deemed to be incorporated herein by reference and made part of this registration statement in its entirety.
Item 2. Exhibits.
     99 (A). Prospectus dated March 10, 2006, incorporated by reference to the Registrants’ automatic shelf registration statement on Form S-3 filed on March 10, 2006 (Registration Nos. 333-132370; 132370-01) (the “Registration Statement”).
     99 (B). Prospectus Supplement dated April 13, 2006, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated April 13, 2006.
     99 (C). Preliminary Pricing Supplement describing the Select EQUity Indexed NoteS (SEQUINSSM) Based Upon the S&P Homebuilders Select Industry Index Due 2008, Subject to Completion, dated December 22, 2006, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated December 26, 2006.
     99 (D). Senior Debt Indenture among the Registrants and The Bank of New York (as successor-in-interest to JPMorgan Chase Bank, N.A.), dated as of June 1, 2005, incorporated by reference to Exhibit 4(b) of the Registration Statement.

2

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Citigroup Inc. (Registrant)
By:	/s/ Charles E. Wainhouse
	Name:	Charles E. Wainhouse
	Title:	Assistant Treasurer

Citigroup Funding Inc. (Registrant)
By:	/s/ Geoffrey S. Richards
	Name:	Geoffrey S. Richards
	Title:	Vice President and Assistant Treasurer

Date: January 23, 2007

3

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99 (A).	Prospectus dated March 10, 2006, incorporated by reference to the Registration Statement.

99 (B).	Prospectus Supplement, dated April 13, 2006, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated April 13, 2006.

99 (C).	Preliminary Pricing Supplement describing the Select EQUity Indexed NoteS (SEQUINSSM) Based Upon the S&P Homebuilders Select Industry Index Due 2008, Subject to Completion, dated December 22, 2006, incorporated by reference to the Registrants’ filing under Rule 424(b)(2) dated December 26, 2006.

99 (D).	Senior Debt Indenture among the Registrants and The Bank of New York (as successor-in-interest to JPMorgan Chase Bank N.A.), dated as of June 1, 2005, incorporated by reference to Exhibit 4(b) of the Registration Statement.

4